Exhibit 10.18(i)

11/30/2010

Fujitsu Semiconductor Limited

Nomura Shin-Yokohama Building

2-10-23 Shinyokohama, Kohoku-ku, Yokohama

Kanagawa 222-0033, Japan

Subject:	Guaranty in favor of Fujitsu Semiconductor Limited in connection with the Amended and Restated Foundry Agreement to be assigned from Ninon Spansion Limited to Nihon Spansion Trading Limited as of the Effective Date (as defined below)

Reference:	Amended and Restated Foundry Agreement, dated September 28, 2006

To Whom It May Concern:

Spansion Inc. (“Spansion”) plans to further restructure its business operations in Japan by establishing a new legal entity, Nihon Spansion Trading Limited (“PSKK”), which will take on responsibility for all of Spansion’s foundry relationships in Japan.

As you know:

(1) Nihon Spansion Limited (“Nihon”) is currently doing business with Fujitsu Semiconductor Limited, formerly named Fujitsu Microelectronics Limited (“FSL”), under the Amended and Restated Foundry Agreement, dated September 28, 2006, and as amended, supplemented, or otherwise modified, between Nihon (as successor in interest to Spansion Japan Limited) and FSL (as successor in interest to Fujitsu Limited) (the “Foundry Agreement”),

(2) Spansion Inc. (“Spansion”), Spansion Technology LLC (“Spansion Technology”), Spansion LLC (“Spansion LLC”) and Nihon (collectively, the “Spansion Entities”), wish that Nihon assign to PSKK, and PSKK wishes to assume, all rights and obligations of Nihon under the Foundry Agreement (the “Assignment and Assumption”), such Assignment and Assumption to be effective as of December 27, 2010 (“Effective Date”), and

(3) the Spansion Entities have requested that FSL consent to such assignment and assumption by executing and delivering the letter agreement dated as of the same date herewith effecting the Assignment and Assumption (the “Assignment and Consent”), subject to the terms and conditions set forth herein and in the Assignment and Consent.

Accordingly, the parties hereby agree as follows:

1. Guaranty. As an inducement to FSL consenting to the Assignment and Assumption, from and after the Effective Date, and taking effect immediately after the occurrence of the Assignment and Assumption without any further action on the part of any person or entity, each of the Spansion Entities irrevocably and unconditionally guarantee, on a joint and several basis, with PSKK each of PSKK’s obligations under the Foundry Agreement.

2. Representations and Warranties. Each of the Spansion Entities represents and warrants to FSL that (i) it has all requisite power and authority to enter into this letter agreement and to perform its obligations hereunder, (ii) its execution, delivery and performance of this letter agreement will not violate any law or order applicable to it, its organizational documents or any material agreement to which it is a party, and does not require the consent or approval of any court, governmental authority or other third party, and (iii) this letter agreement constitutes legal, valid and binding obligation of such Spansion Entity, enforceable against such Spansion Entity in accordance with its terms.

3. Miscellaneous.

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All notices under this letter agreement from (i) any of the Spansion Entities to FSL shall be sent to Toshikimi Hanaoka at toshiki.hanaoka@jp.fujitsu.com; and (ii) FSL to Spansion, which shall constitute notice for each of the Spansion Entities, shall be sent to Pierre Claverie at pierre.claverie@spansion.com.

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This letter agreement (and the Assignment and Consent) constitutes the entire agreement between the parties, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, among the parties, relating to the subject matter hereof.

•	Each party hereto agrees to do such acts and things as another party may reasonably request for the purpose of carrying out the intent of this letter agreement.

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If any provision of this letter agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions or other parts of this letter agreement will remain in full force and effect.

•	This letter agreement will be binding upon and inure to the benefit of each of the parties and their respective successors and assigns.

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This letter agreement will be governed by and construed, and the rights and obligations of the parties hereto will be determined, in accordance with the laws of Japan, without giving effect to principles of conflicts of laws.

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This letter agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of such counterparts will constitute one agreement. To facilitate execution of this letter agreement, the parties may deliver counterparts of the executed signature pages by facsimile or by digitally scanned signature delivered electronically, and the delivery thereof shall be considered to be the delivery of an original.

If you agree to these terms, please have an authorized representative of your company sign below, then scan the signed letter and return it to Spansion via electronic delivery to james.ashby@spansion.com.

If you have any questions about this assignment or about Spansion’s, Nihon’s, Spansion LLC’s, and/or PSKK’s plans in general, please do not hesitate to contact Jim Ashby. Thank you in advance for your assistance.

Sincerely,

Nihon Spansion Trading Limited		Nihon Spansion Limited

By:	/s/ Carmine R. Renzulli	By:	/s/ Randy W. Furr
Name:	Carmine R. Renzulli	Name:	Randy W. Furr
Title:	Representative Director	Title:	Representative Director

Spansion Inc.		Spansion Technology LLC

By:	/s/ Randy W. Furr	By:	/s/ Randy W. Furr
Name:	Randy W. Furr	Name:	Randy W. Furr
Title:	Executive Vice President and Chief Financial Officer	Title:	Chief Financial Officer

Spansion LLC

By:	/s/ Randy W. Furr
Name:	Randy W. Furr
Title:	Executive Vice President and Chief Financial Officer

Agreed To And Accepted:

FUJITSU SEMICONDUCTOR LIMITED

By:	/s/ Makoto Goto
Name:	Makoto Goto
Title:	Corporate Senior Vice President
Date:	12/27/2010

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